CERTIFICATION

Bradley Roth, Principal Executive Officer/President, and Kyle Wiggs, Principal Financial Officer/Treasurer, of THOR Financial Technologies Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
THOR Financial Technologies Trust		THOR Financial Technologies Trust

/s/ Bradley Roth		/s/ Kyle Wiggs
Bradley Roth		Kyle Wiggs
Date:	5/5/2025	Date:	5/5/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.